Exhibit 99

                              EXHIBIT C
            Organizational Chart Showing the Relationship of Each EWG
             to Associate Companies in The Holding Company System


Western Resources, Inc. (a Kansas corporation, "WRI").

      Westar Capital, Inc. (a Kansas corporation, "Westar"), a wholly-owned subsidiary of WRI.

      The Wing Group, Limited Company (a Delaware corporation, "Wing"), wholly-owned subsidiary of WRI.

          Wing Columbia, L.L.C., (a Delaware Limited Liability Company), 99% owned by Westar Capital, Inc., 1% owned by Wing.

              TLC International LDC, (a Cayman Islands limited duration company) 36.75% owned by Wing Columbia, L.L.C.

              Merilectrica I, S.A., (a sociedad anonima organized under the laws of the Republic of Columbia). This Company is the general partner of Merilectrica I, S.A. & Cia, S.C.A. E.S.P., 36.75% owned by Wing Columbia, L.L.C.

              Merilectrica I, S.A. & Cia, S.C.A. E.S.P., (a sociedad en comandita por acciones organized under the law of the Republic of Columbia), 36.75% owned by Wing Columbia, L.L.C.

      Western Resources (Bermuda) Limited (a Bermuda limited liability company), a wholly-owned subsidiary of WRI.

          CPI-Western Power Holdings, Ltd., a Bermuda limited liability company. 50% owned by Western Resources (Bermuda) Limited.

              Western Resources International Limited (a Mauritius limited liability company), a wholly-owned subsidiary of CPI-Western Power Holdings, Ltd.

                  Zhengzhou Dengwai Power Company Limited (a Dengfeng Municipality, Henan Province, People's Republic of China Company), 49% owned by Western Resources International Limited.

                  Zhengzhou Dengyuan Power Company Limited (a Dengfeng Municipality, Henan Province, People's Republic of China Company), 49% owned by Western Resources International Limited.
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                  Zhengzhou Huadeng Power Company Limited (a Dengfeng
                  Municipality, Henan Province, People's Republic of China Company), 49% owned by Western Resources International Limited.

                  Zhengzhou Huaxin Power Company Limited (a Dengfeng Municipality, Henan Province, People's Republic of China Company), 49% owned by Western Resources International Limited.

      Wing Turkey, Inc. (a Delaware corporation), a wholly-owned subsidiary of WRI.

          Wing International, Ltd. (a Texas limited liability company), 99% owned by Wing Turkey, Inc. and 1% owned by Wing.

              Trakya Elektrik Uretim Ve Ticaret A.S. (a joint stock company under the laws of the Republic of Turkey), 9% owned by Wing International, Ltd.

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